Exhibit 7C

Addendum to Question 7.c on Form N-SAR

List the name of each series and give a consecutive number to each series in excess of the 99 consecutive series permitted by the Form.

Please refer to the most recent shareholders report for additional information concerning the funds

Is this the
Series last
filing for
this
series?
Series Number	Series Name	(Y/N)
115	JPMorgan Asia Pacific Fund	N
135	JPMorgan Commodities Strategy Fund	N
121	JPMorgan Emerging Markets Local Currency Debt Fund	N
142	JPMorgan Europe Research Enhanced Equity Fund	N
111	JPMorgan Global Allocation Fund	N
106	JPMorgan Global Equity Income Fund	N
103	JPMorgan Global Natural Resources Fund	N
136	JPMorgan Global Research Enhanced Index Fund	N
117	JPMorgan Global Unconstrained Equity Fund	N
104	JPMorgan Growth Long/Short Fund	N
118	JPMorgan International Unconstrained Equity Fund	N
105	JPMorgan Multi-Cap Long/Short Fund	N
141	JPMorgan Opportunistic Equity Long/Short Fund	N
137	JPMorgan Systematic Alpha Fund	N
119	JPMorgan Total Emerging Markets Fund	N